Exhibit 99.1

Boise Cascade Company
1111 West Jefferson St Ste 300
Boise, ID 83702

News Release

Media Contact Lisa Tschampl 208-384-6552 mediarelations@bc.com	Investor Contact Kelly Hibbs 208-384-3638

For Immediate Release: October 2, 2023
Boise Cascade Completes Acquisition of Brockway-Smith Company

BOISE, Idaho – Boise Cascade Company (Boise Cascade) (NYSE: BCC) announced today that it has completed the previously announced acquisition of Brockway-Smith Company (BROSCO®), a leading wholesale distributor specializing in doors and millwork.

“We are excited to welcome this outstanding team to Boise Cascade,” said Jeff Strom, Executive Vice President, Building Materials Distribution. “We look forward to serving millwork customers in the Northeast markets with this expanded capacity.”

About Boise Cascade

Boise Cascade is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit our website at www.bc.com.